Exhibit 99.1

GULFSLOPE ENERGY HIGH BIDDER ON 22 OFFSHORE GULF OF MEXICO BLOCKS

HOUSTON, TX - MARCH 19, 2014 - GulfSlope Energy (OTC:BB - GSPE) today announced the results of its participation in offshore lease sale 231, central Gulf of Mexico, conducted by the Bureau of Ocean Management (BOEM).

GulfSlope was high bidder on 22 out of 23 bids. The sum of our high bids is $7,843,642.

GulfSlope bid on all blocks at 100% working interest.  All bid blocks are located on the outer shelf and upper slope of the offshore Gulf of Mexico, in water depths of less than 1000’.

The blocks with high bids are:
1. Vermilion South Addition Block 375
2. Vermilion South Addition Block 393
3. Garden Banks Area Block 173
4. South Marsh Island South Addition Block 183
5. South Marsh Island South Addition Block 187
6. Eugene Island South Addition Block 371
7. Eugene Island South Addition Block 378
8. Eugene Island South Addition Block 390
9. Eugene Island South Addition Block 395
10. Eugene Island South Addition Block 397
11. Ship Shoal South Addition Block 282
12. Ship Shoal South Addition Block 328
13. Ship Shoal South Addition Block 335
14. Ship Shoal South Addition Block 336
15. Ship Shoal South Addition Block 348
16. Ewing Bank Area Block 870
17. Ewing Bank Area Block 904
18. Ewing Bank Area Block 914
19. Ewing Bank Area Block 948
20. Green Canyon Area Block 4
21. Green Canyon Area Block 5
22. Grand Isle South Addition 103

All bids are subject to review and final approval by the BOEM, which may take up to 120 days before award decision, and there can be no assurance of receiving BOEM approval.

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Description of Company
GulfSlope Energy, Inc. (OTC:BB - GSPE) focuses on the exploration and production of crude oil and natural gas properties in the offshore waters of the Gulf of Mexico.
Forward Looking Statement
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